Exhibit 24
LIMITED POWER OF ATTORNEY FOR EDMUND L. QUATMANN, JR.
BENEFICIAL OWNERSHIP REPORTING OBLIGATIONS

Know all by these presents,that the undersigned hereby makes, constitutes and appoints Jill Eaton, acting individually,
as the undersigned's true and lawful attorney-in-fact,
with full power and authority as hereinafter described
on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute, acknowledge, deliver and file Schedules 13G,
13D, Forms 3, 4, and 5 (including any amendments thereto),
including applications for Form ID, and any documents necessary to facilitate the filing of beneficial ownership reports, with respect to the securities of Caesars Entertainment, Inc., a Delaware corporation (the Company), with the United States Securities and Exchange Commission, any national securities exchanges
and the Company, as considered necessary or advisable under
Sections 13(d) and 16(a) of the Securities Exchange Act of 1934
and the rules and regulations promulgated thereunder, as amended from time to time (the Exchange Act);
(2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and
(3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.
The undersigned acknowledges that:
(1) this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information;
(2) any documents prepared and/or executive by any such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;
(3) neither the Company nor any such attorney-in-fact assumes:
(i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or
(iii) any obligation or liability of the undersigned for profit disgorgement under Sections 13(d) and 16(b) of the Exchange Act; and
(4) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Sections 13(d) and 16 of the Exchange Act. The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this
Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of August 12, 2020.

Signature

/s/ Edmund L. Quatmann, Jr.
Edmund L. Quatmann, Jr.